CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM




We consent to the references to our firm in post-effective amendment #4 to the Registration Statement on Form N-1A of the CM Advisers Family of Funds. Such reference is included in the Statement of Additional Information under "Independent Registered Public Accounting Firm".





                                         /s/ Briggs, Bunting & Dougherty, LLP



Philadelphia, Pennsylvania
December 29, 2005